EXHIBIT 3.1

Title VIII of the Farm Credit Act of 1971, as amended
12 U.S.C. 2279 aa et seq.
As of August 18, 2020

AGRICULTURAL MORTGAGE SECONDARY MARKET

Subtitle A — Establishment and Activities of Federal Agricultural Mortgage Corporation
12 U.S.C. 2279aa SEC. 8.0. DEFINITIONS.

For purposes of this title:
(1) AGRICULTURAL REAL ESTATE. — The term "agricultural real estate" means —
(A) a parcel or parcels of land, or a building or structure affixed to the parcel or parcels, that —
(i) is used for the production of one or more agricultural commodities or products: and
(ii) consists of a minimum acreage or is used in producing minimum annual receipts, as determined by the Corporation; or
(B)  principal residence that is a single family, moderate‑priced residential dwelling located in a rural area, excluding —
(i) any community having a population in excess of 2,500 inhabitants; and
(ii) any dwelling, excluding the land to which the dwelling is affixed, with a value exceeding $100,000 (as adjusted for inflation).
(2) BOARD. — The term "Board" means the board of directors established under section 8.2.
(3) CERTIFIED FACILITY. — The term "certified facility" means —
(A) an agricultural mortgage marketing facility that is certified under section 8.5; or
(B) the Corporation and any affiliate thereof.
(4) CORPORATION. — The term "Corporation" means the Federal Agricultural Mortgage Corporation established in section 8.1.
(5) GUARANTEE. — The term "guarantee" means the guarantee of timely payment of the principal and interest on securities representing interests in, or obligations backed by, pools of qualified loans, in accordance with this title.

(6) ORIGINATOR. — The term "originator" means any Farm Credit System institution, bank, insurance company, business and industrial development company, savings and loan association, association of agricultural producers, agricultural cooperative, commercial finance company, trust company, credit union, or other entity that originates and services agricultural mortgage loans.
(7) QUALIFIED LOAN. — The term "qualified loan" means an obligation —
(A)  (i) that is secured by a fee‑simple or leasehold mortgage with status as a first lien on agricultural real estate located in the United States that is not subject to any legal or equitable claims deriving from a preceding fee‑simple or leasehold mortgage;
(ii) of —

(I)  a citizen or national of the United States or an alien lawfully admitted for permanent residence in the United States; or
(II)  a private corporation or partnership whose members, stockholders, or partners holding a majority interest in the corporation or partnership are individuals described in subclause (I); and
(iii) of a person, corporation, or partnership that has training or farming experience that, under criteria established by the Corporation, is sufficient to ensure a reasonable likelihood that the loan will be repaid according to its terms;
(B)  that is the portion of a loan guaranteed by the Secretary of Agriculture pursuant to the Consolidated Farm and Rural Development Act (7 U.S.C. 1921 et seq.), except that —
(i)  subsections (b) and (c) of section 8.6, and sections 8.8 and 8.9, shall not apply to the portion of a loan guaranteed by the Secretary or to an obligation, pool, or security representing an interest in or obligation backed by a pool of obligations relating to the portion of a loan guaranteed by the Secretary; and
(ii)  the portion of a loan guaranteed by the Secretary shall be considered to meet all standards for qualified loans for all purposes under this Act; or
(C)  that is a loan, or an interest in a loan, for an electric or telephone facility by a cooperative lender to a borrower that has received, or is eligible to receive, a loan under the Rural Electrification Act of 1936 (7 U.S.C. 901 et seq.).
(8) STATE. — The term "State" has the meaning given such term in section 5.51.
12 U.S.C. 2279aa-1 SEC. 8.1. FEDERAL AGRICULTURAL MORTGAGE CORPORATION. —

(a) ESTABLISHMENT. —
(1)  IN GENERAL. — There is hereby established a corporation to be known as the Federal Agricultural Mortgage Corporation, which shall be a federally chartered instrumentality of the United States.
(2)  INSTITUTION WITHIN FARM CREDIT SYSTEM. — The Corporation shall be an institution of the Farm Credit System.
(3)  LIABILITY. —
(A)  CORPORATION. — The Corporation shall not be liable for any debt or obligation of any other institution of the Farm Credit System.
(B)  SYSTEM INSTITUTIONS. — The Farm Credit System and System institutions (other than the Corporation) shall not be liable for any debt or obligation of the Corporation.
(b)  DUTIES. — The Corporation shall —
(1)  in consultation with originators, develop uniform underwriting, security appraisal, and repayment standards for qualified loans;
         (2) determine the eligibility of agricultural mortgage marketing facilities to contract with the Corporation for the provision of guarantees for specific mortgage pools;
(3) provide guarantees for the timely repayment of principal and interest on securities representing interests in, or obligations backed by, pools of qualified loans; and

(4) purchase qualified loans and issue securities representing interests in, or obligations backed by, the qualified loans, guaranteed for the timely repayment of principal and interest.
12 U.S.C. 2279aa-2 SEC. 8.2. BOARD OF DIRECTORS. —
(a)  IN GENERAL. —
(1)  ESTABLISHMENT. — The Corporation shall be under the management of the board of directors.
(2)  COMPOSITION. — The Board shall consist of 15 members, of which —
(A)  5 members shall be elected by holders of common stock that are insurance companies, banks, or other financial institutions or entities:
(B)  5 members shall be elected by holders of common stock that are Farm Credit System institutions; and
(C)  5 members shall be appointed by the President, by and with the advice and consent of the Senate —
(i)   which members shall not be, or have been, officers or directors of any financial institutions or entities;
(ii)   which members shall be representatives of the general public;
(iii)   of which members not more than 3 shall be members of the same political party; and
(iv)   of which members at least 2 shall be experienced in farming or ranching.
(3)  VACANCY. —
(A)  ELECTED MEMBERS. — Subject to paragraph (5), a vacancy among the members elected to the Board in the manner described in subparagraph (A) or (B) of paragraph (2) shall be filled by the Board from among persons eligible for election to the position for which the vacancy exists.
(B)  APPOINTED MEMBERS. — A vacancy among the members appointed to the Board under paragraph (2)(C) shall be filled in the manner in which the original appointment was made.
(4)  CONTINUATION OF MEMBERSHIP. — If —
(A)  any member of the Board who was appointed or elected to the Board from among persons who are representatives of banks, other financial institutions or entities, insurance companies, or Farm Credit System institutions ceases to be such a representative; or
(B)  any member who was appointed from persons who are not or have not been directors or officers of any financial institution or entity becomes a director or an officer of any financial institution or entity;
        such member may continue as a member for not longer than the 45-day period beginning on the date such member ceases to be such a representative, officer, or employee or becomes such a director or officer, as the case may be.
(5)  TERMS. —
(A)  APPOINTED MEMBERS. — The members appointed by the President shall serve at the pleasure of the President.

(B)   ELECTED MEMBERS. — The members elected under subparagraphs (A) and (B) of subsection (b)(2) of this section shall each be elected annually for a term ending on the date of the next annual meeting of the common stockholders of the Corporation and shall serve until their successors are elected and qualified. Any seat on the Board that becomes vacant after the annual election of the directors shall be filled by the members of the Board from the same category of directors, but only for the unexpired portion of the term.
(C)  VACANCY APPOINTMENT. — Any member appointed to fill a vacancy occurring before the expiration of the term for which the predecessor of the member was appointed shall be appointed only for the remainder of such term.
(D)  SERVICE AFTER EXPIRATION OF TERM. — A member may serve after the expiration of the term of the member until the successor of the member has taken office.
(6)  QUORUM. — 8 members of the Board shall constitute a quorum.
(7)  NO ADDITIONAL PAY FOR FEDERAL OFFICERS OR EMPLOYEES. — Members of the Board who are full-time officers or employees of the United States shall receive no additional pay by reason of service on the Board.
(8)   CHAIRPERSON. — The President shall designate 1 of the members of the Board who are appointed by the President as the chairperson of the Board.
(9)  MEETINGS. — The Board shall meet at the call of the chairperson or a majority of its members.
(b)  OFFICERS AND STAFF. — The Board may appoint, employ, fix the pay of, and provide other allowances and benefits for such officers and employees of the Corporation as the Board determines to be appropriate.
12 U.S.C. 2279aa-3 SEC. 8.3. POWERS AND DUTIES OF CORPORATION AND BOARD. —
(a) GUARANTEES. — After the Board has been duly constituted, subject to the other provisions of this title and other commitments and requirements established pursuant to law, the Corporation may provide guarantees on terms and conditions determined by the Corporation of securities issued on the security of, or in participation in, pooled interests in qualified loans.
(b) DUTIES OF THE BOARD. —
(1)  IN GENERAL. The Board shall —
(A)  determine the general policies that shall govern the operations of the Corporation;
(B)  select, appoint, and determine the compensation of qualified persons to fill such offices as may be provided for in the bylaws of the Corporation; and
(C)  assign to such persons such executive functions, powers, and duties as may be prescribed by the bylaws of the Corporation or by the Board.
(2)  EXECUTIVE OFFICERS AND FUNCTIONS. — The persons elected or appointed under paragraph (1)(B) shall be the executive officers of the Corporation and shall discharge the executive functions, powers, and duties of the Corporation.
(c) POWERS OF THE CORPORATION. — The Corporation shall be a body corporate and shall have the following powers:

(1) To operate under the direction of its Board.
(2) To issue stock in the manner provided in section 8.4.
(3) To adopt, alter, and use a corporate seal which shall be judicially noted.
(4) To provide for a president, 1 or more vice presidents, secretary, treasurer, and such other officers, employees, and agents as may be necessary, define their duties and compensation levels, all without regard to Title 5, United States Code, and require surety bonds or make other provisions against losses occasioned by acts of such persons.
(5) To provide guarantees in the manner provided under section 8.6.
(6) To have succession until dissolved by a law enacted by the Congress.
(7) To prescribe bylaws, through the Board, not inconsistent with law, that shall provide for —
(A)  the classes of the stock of the Corporation; and
(B)  the manner in which —
(i)   the stock shall be issued, transferred, and retired;
(ii)    the officers, employees, and agents of the Corporation are selected;
(iii)   the property of the Corporation is acquired, held, and transferred;
(iv)   the commitments and other financial assistance of the Corporation are made;
(v)    the general business of the Corporation is conducted; and
(vi)   the privileges granted by law to the Corporation are exercised and enjoyed;
(8) To prescribe such standards as may be necessary to carry out this title.
(9) To enter into contracts and make payments with respect to the contracts.
(10) To sue and be sued in its corporate capacity and to complain and defend in any action brought by or against the Corporation in any State or Federal court of competent jurisdiction.
(11) To make and perform contracts, agreements, and commitments with persons and entities both inside and outside of the Farm Credit System.
(12) To acquire, hold, lease, mortgage or dispose of, at public or private sale, real and personal property, purchase or sell any securities or obligations, and otherwise exercise all the usual incidents of ownership of property necessary and convenient to the business of the Corporation.
(13) To purchase, hold, sell, or assign a qualified loan, to issue a guaranteed security, representing an interest in, or an obligation backed by, the qualified loan, and to perform all the functions and responsibilities of an agricultural mortgage marketing facility operating as a certified facility under this title.
(14) To establish, acquire, and maintain affiliates (as such term is defined in section 8.11(e)) under applicable State laws to carry out any activities that otherwise would be performed directly by the Corporation under this title.

(15) To exercise such other incidental powers as are necessary to carry out the powers, duties, and functions of the Corporation in accordance with this title.
(d)  FEDERAL RESERVE BANKS AS DEPOSITORIES AND FISCAL AGENTS. — The Federal Reserve banks shall act as depositories for, and as fiscal agents or custodians of, the Corporation.
         (e) ACCESS TO BOOK-ENTRY SYSTEM. — The Corporation shall have access to the book-entry system of the Federal Reserve System.
12 U.S.C. 2279aa-4 SEC. 8.4. STOCK ISSUANCE —
(a) VOTING COMMON STOCK. —
(1)  ISSUE. —
        (A) IN GENERAL. — The Corporation shall issue voting common stock having such par value as may be fixed by the Board from time to time.
        (B) NUMBER OF VOTES. — Each share of voting common stock shall be entitled to one vote with rights of cumulative voting at all elections of directors.
        (C) OFFERS. —
         (i) IN GENERAL. — The Board shall offer the voting common stock to banks, other financial institutions, insurance companies, and System institutions under such terms and conditions as the Board may adopt.
         (ii) REQUIREMENTS. — The voting common stock shall be fairly and broadly offered to ensure that—
(I)  no institution or institutions acquire a disproportionate share of the total quantity of the voting common stock outstanding of a class of stock; and
(II)  capital contributions and issuances of voting common stock for the contributions are fairly distributed between entities eligible to hold class A stock and class B stock.
        (D) CLASSES OF STOCK. —
         (i) IN GENERAL. — The stock shall be divided into two classes with the same par value per share.
         (ii) CLASS A STOCK. — Class A stock may be held only by entities that are not Farm Credit System institutions and that are entitled to vote for directors specified in section 8.2(a)(2)(A), including national banking associations (which shall be allowed to purchase and hold such stock).
         (iii) CLASS B STOCK. — Class B stock may be held only by Farm Credit System institutions that are entitled to vote for directors specified in section 8.2(a)(2)(B).
(2)  LIMITATION ON ISSUE. — After the date the Board first meets with a quorum of its members present, voting common stock of the Corporation may be issued only to originators and certified facilities.
(3)  AUTHORITY OF BOARD TO ESTABLISH TERMS AND PROCEDURES. — The Board shall adopt such terms, conditions, and procedures with regard to the issue of stock under this section as may be necessary, including the establishment of a maximum amount limitation on the number of shares of voting common stock that may be outstanding at any time.

(4)  TRANSFERABILITY. — Subject to such limitations as the Board may impose, any share of any class of voting common stock issued under this section shall be transferable among the institutions or entities to which shares of such class of common stock may be offered under paragraph (1), except that, as to the Corporation, such shares shall be transferable only on the books of the Corporation.
(5)  MAXIMUM NUMBER OF SHARES. — No stockholder, other than a holder of class B stock, may own, directly or indirectly, more than 33 percent of the outstanding shares of such class of the voting common stock of the Corporation.
(b) REQUIRED CAPITAL CONTRIBUTIONS.—
(1) IN GENERAL — The Corporation may require each originator and each certified facility to make, or commit to make, such nonrefundable capital contributions to the Corporation as are reasonable and necessary to meet the administrative expenses of the Corporation.
(2) STOCK ISSUED AS CONSIDERATION FOR CONTRIBUTION. — The Corporation, from time to time, shall issue to each originator or certified facility voting common stock evidencing any capital contributions made pursuant to this subsection.
(c) DIVIDENDS. —
(1) IN GENERAL. — Such dividends as may be declared by the Board, in the discretion of the Board, shall be paid by the Corporation to the holders of the voting common stock of the Corporation pro rata based on the total number of shares of both classes of stock outstanding.
(2) RESERVES REQUIREMENT. — No dividend may be declared or paid by the Board under this section unless the Board determines that adequate provision has been made for the reserve required under section 8.10(c)(1).
(3) DIVIDENDS PROHIBITED WHILE OBLIGATIONS ARE OUTSTANDING. — No dividend may be declared or paid by the Board under this section while any obligation issued by the Corporation to the Secretary of the Treasury under section 8.13 remains outstanding.
(d) NONVOTING COMMON STOCK. — The Corporation is authorized to issue nonvoting common stock having such par value as may be fixed by the Board from time to time. Such nonvoting common stock shall be freely transferable, except that, as to the Corporation, such stock shall be transferable only on the books of the Corporation. Such dividends as may be declared by the Board, in the discretion of the Board, may be paid by the Corporation to the holders of the nonvoting common stock of the Corporation, subject to paragraphs (2) and (3) of subsection (c) of this section.
(e)  PREFERRED STOCK. —
(1)  AUTHORITY OF BOARD. — The Corporation is authorized to issue nonvoting preferred stock having such par value as may be fixed by the Board from time to time. Such preferred stock issued shall be freely transferable, except that, as to the Corporation, such stock shall be transferred only on the books of the Corporation.
(2)  RIGHTS OF PREFERRED STOCK. — Subject to paragraphs (2) and (3) of subsection (c) of this section, the holders of the preferred stock shall be entitled to such rate of cumulative dividends, and such holders shall be subject to such redemption or other conversion provisions, as may be provided for at the time of issuance. No dividends shall be payable on any share of common stock at any time when any dividend is due on any share of preferred stock and has not been paid.
(3)  PREFERENCE OF TERMINATION OF BUSINESS. — In the event of any liquidation, dissolution, or winding up of the business of the Corporation, the holders of the preferred shares of stock shall be paid in full at the par value thereof, plus all accrued dividends, before the holders of the common shares receive any payment.
12 U.S.C. 2279aa-5 SEC. 8.5. CERTIFICATION OF AGRICULTURAL MORTGAGE MARKETING      FACILITIES. —
(a)  ELIGIBILITY STANDARDS. —
(1)  ESTABLISHMENT REQUIRED. — Within 120 days after the date on which the Board first meets with a quorum present, the Corporation shall issue standards for the certification of agricultural mortgage marketing facilities (other than the Corporation), including eligibility standards in accordance with paragraph (2).
(2)  MINIMUM REQUIREMENTS. — To be eligible to be certified under the standards referred to in paragraph (1), an agricultural mortgage marketing facility (other than the Corporation) shall —
(A)  be an institution of the Farm Credit System or a corporation, association, or trust organized under the laws of the United States or of any State;
(B)  meet or exceed capital standards established by the Board;
(C)  have as one of the purposes of the facility, the sale or resale of securities representing interests in, or obligations backed by, pools of qualified loans that have been provided guarantees by the Corporation;
(D)  demonstrate managerial ability with respect to agricultural mortgage loan underwriting, servicing, and marketing that is acceptable to the Corporation;
(E)  adopt appropriate agricultural mortgage loan underwriting, appraisal, and servicing standards and procedures that meet or exceed the standards established by the Board;
(F)  for purposes of enabling the Corporation to examine the facility, agree to allow officers or employees of the Corporation to have access to all books, accounts, financial records, reports, files, and all other papers, things, or property, of any type whatsoever, belonging to or used by the Corporation that are necessary to facilitate an examination of the operations of the facility in connection with securities, and the pools of qualified loans that back securities, for which the Corporation has provided guarantees; and
(G)  adopt appropriate minimum standards and procedures relating to loan administration and disclosure to borrowers concerning the terms and rights applicable to loans for which guarantee is provided, in conformity with uniform standards established by the Corporation.
(3)  NONDISCRIMINATION REQUIREMENT. — The standard established under this subsection shall not discriminate between or against Farm Credit System and non-Farm Credit System applicants.
(b)  CERTIFICATION BY CORPORATION.  — Within 60 days after receiving an application for certification under this section, the Corporation shall certify the facility if the facility meets the standards established by the Corporation under subsection (a)(1) of this section.
(c)  MAXIMUM TIME PERIOD FOR CERTIFICATION. — Any certification by the Corporation of an agricultural mortgage marketing facility shall be effective for a period determined by the Corporation of not to exceed 5 years.
(d)  REVOCATION. —

(1)  IN GENERAL. — After notice and an opportunity for a hearing, the Corporation may revoke the certification of an agricultural mortgage marketing facility if the Corporation determines that the facility no longer meets the standards referred to in subsection (a) of this section.
(2)  EFFECT OF REVOCATION. — Revocation of a certification shall not affect any pool guarantee that has been issued by the Corporation.
(e)  AFFILIATION OF FCS INSTITUTIONS WITH FACILITY. —
(1)  ESTABLISHMENT OF AFFILIATE AUTHORIZED. — Notwithstanding any other provision of this Act, any Farm Credit System institution acting for such institution alone or in conjunction with one or more other such institutions, may establish and operate as an affiliate, an agricultural mortgage marketing facility if, within a reasonable time after such establishment, such facility obtains and thereafter retains certification under subsection (b) of this section as a certified facility.
(2)  EXCLUSIVE AGENCY AGREEMENT AUTHORIZED. — Any number of Farm Credit System institutions (other than the Corporation) may enter into an agreement with any certified facility (including an affiliate established under paragraph (1)) to sell the qualified loans of such institutions exclusively to or through the facility.
12 U.S.C. 2279aa-6 SEC. 8.6. GUARANTEE OF QUALIFIED LOANS. —
(a)  GUARANTEE AUTHORIZED FOR CERTIFIED FACILITIES. —
(1)  IN GENERAL. — Subject to the requirements of this section and on such other terms and conditions as the Corporation shall consider appropriate, the Corporation—
(A)  shall guarantee the timely payment of principal and interest on the securities issued by a certified facility that represents interests solely in, or obligations fully backed by, any pool consisting solely of qualified loans which meet the applicable standards established under section 8.8 and which are held by such facility; and
(B) may issue a security, guaranteed as to the timely payment of principal and interest, that represents an interest solely in, or an obligation fully backed by, a pool consisting of qualified loans that —
(i)   meet the applicable standards established under section 8.8; and
(ii)  have been purchased and held by the Corporation.
(2)  INABILITY OF FACILITY TO PAY. — If the facility is unable to make any payment of principal or interest on any security for which a guarantee has been provided by the Corporation under paragraph (1) of this section the Corporation shall make such payment as and when due in cash and on such payment shall be subrogated fully to the rights satisfied by such payment.
(3)  POWER OF CORPORATION. — Notwithstanding any other provision of law, the Corporation is empowered, in connection with any guarantee under this subsection, whether before or after any default, to provide by contract with the facility for the extinguishment, on default by the facility, of any redemption, equitable, legal, or other right, title, or interest of the facility in any mortgage or mortgages constituting the pool against which the guaranteed securities are issued. With respect to any issue of guaranteed securities, in the event of default and pursuant otherwise to the terms of the contract, the mortgages that constitute such pool shall become the absolute property of the Corporation subject only to the unsatisfied rights of the holder of the securities based on and backed by such pool.
(b)  OTHER RESPONSIBILITIES OF AND LIMITATIONS ON CERTIFIED FACILITIES. — As a condition for providing any guarantees under this section for securities issued by a certified facility that represent interests in, or obligations backed by, any pool of qualified loans, the Corporation shall require such facility to agree to comply with the following requirements:
(1)  LOAN DEFAULT RESOLUTION. — The facility shall act in accordance with the standards of a prudent institutional lender to resolve loan defaults.
(2)  SUBROGATION OF UNITED STATES AND CORPORATION TO INTERESTS OF FACILITY. — The proceeds of any collateral, judgments, settlements or guarantees received by the facility with respect to any loan in such pool, shall be applied, after payment of costs of collection —
(A)  first, to reduce the amount of any principal outstanding on any obligation of the Corporation that was purchased by the Secretary of the Treasury under section 8.13 to the extent the proceeds of such obligation were used to make guarantees in connection with such securities: and
(B)  second, to reimburse the Corporation for any such guarantee payments.
(3)  LOAN SERVICING. — The originator of any loan in such pool shall be permitted to retain the right to service the loan.
(4)  MINORITY PARTICIPATION IN PUBLIC OFFERINGS. — The facility shall take such steps as may be necessary to ensure that minority owned or controlled investment banking firms, underwriters, and bond counsels throughout the United States have an opportunity to participate to a significant degree in any public offering of securities.
(5)  NO DISCRIMINATION AGAINST STATES WITH BORROWERS RIGHTS. — The facility may not refuse to purchase qualified loans originating in States that have established borrowers rights laws either by statute or under the constitution of such States, except that the facility may require discounts or charge fees reasonably related to costs and expenses arising from such statutes or constitutional provisions.
(c)  ADDITIONAL AUTHORITY OF THE BOARD. — To ensure the liquidity of securities for which guarantees have been provided under this section, the Board shall adopt appropriate standards regarding —
(1)  the characteristics of any pool of qualified loans serving as collateral for such securities; and
(2)  transfer requirements.
           (d) PURCHASE OF GUARANTEED SECURITIES. —
(1)  PURCHASE AUTHORITY. — The Corporation (and affiliates) may purchase, hold, and sell any securities guaranteed under this section by the Corporation that represent interests in, or obligations backed by, pools of qualified loans. Securities issued under this section shall have maturities and bear rates of interest as determined by the Corporation.
(2) ISSUANCE OF DEBT OBLIGATIONS. — The Corporation (and affiliates) may issue debt obligations solely for the purpose of obtaining amounts for the purchase of any securities under paragraph (1), for the purchase of qualified loans (as defined in section 8.0), and for maintaining reasonable amounts for business operations (including adequate liquidity) relating to activities under this subsection.

(3) TERMS AND LIMITATIONS. —
(A)  TERMS. — The obligations issued under this subsection shall have maturities and bear rates of interest as determined by the Corporation, and may be redeemable at the option of the Corporation before maturity in the manner stipulated in the obligations.
(B)  REQUIREMENT. — Each obligation shall clearly indicate that the obligation is not an obligation of, and is not guaranteed as to principal and interest by, the Farm Credit Administration, the United States, or any other agency or instrumentality of the United States (other than the Corporation).
(C) AUTHORITY. — The Corporation may not issue obligations pursuant to paragraph (2) under this subsection while any obligation issued by the Corporation under section 8.13(a) remains outstanding.

12 U.S.C. 2279aa-7 SEC. 8.7. [REPEALED]

12 U.S.C. 2279aa-8 SEC. 8.8. STANDARDS FOR QUALIFIED LOANS. —
(a)  STANDARDS. —
(1)  IN GENERAL. — The Corporation shall establish underwriting, security appraisal, and repayment standards for qualified loans taking into account the nature, risk profile, and other differences between different categories of qualified loans.
(2)  SUPERVISION, EXAMINATION, AND REPORT OF CONDITION. — The standards shall be subject to the authorities of the Farm Credit Administration under section 8.11.
(3)  MORTGAGE LOANS. — In establishing standards for qualified loans, the Corporation shall confine corporate operations, so far as practicable, to mortgage loans that are deemed by the Board to be of such quality so as to meet, substantially and generally, the purchase standards imposed by private institutional mortgage investors.
(b)  MINIMUM CRITERIA. — To further the purpose of this title to provide a new source of long‑term fixed rate financing to assist farmers and ranchers to purchase agricultural real estate, the standards established by the Board pursuant to subsection (a) with respect to loans secured by agricultural real estate of this section shall, at a minimum —
(1)  provide that no agricultural mortgage loan with a loan‑to‑value ratio in excess of 80 percent may be treated as a qualified loan;
(2)  require each borrower to demonstrate sufficient cash-flow to adequately service the agricultural mortgage loan;
(3)  contain sufficient documentation standards;
(4)  contain adequate standards to protect the integrity of the appraisal process with respect to any agricultural mortgage loans;
(5)  contain adequate standards to ensure that the farmer or rancher is or will be actively engaged in agricultural production, and require the borrower to certify to the originator that the borrower intends to continue agricultural production on the farm or ranch involved;
(6)  minimize speculation in agricultural real estate for nonagricultural purposes; and
(7)  in establishing the value of agricultural real estate, consider the purpose for which the real estate is taxed.

(c)  LOAN AMOUNT LIMITATION. —
(1)  IN GENERAL. — A loan secured by agricultural real estate may not be treated as a qualified loan if the principal amount of such loan exceeds $2,500,000, adjusted for inflation, except as provided in paragraph (2).
(2)  ACREAGE EXCEPTION. — Paragraph (1) shall not apply with respect to any agricultural mortgage loan described in such paragraph if such loan is secured by agricultural real estate that, in the aggregate, comprises not more than 2,000 acres.
(d)  NONDISCRIMINATION REQUIREMENT. — The standards established under subsection (a) shall not discriminate against small originators or small agricultural mortgage loans that are at least $50,000. The Board shall promote and encourage the inclusion of qualified loans for small farms and family farmers in the agricultural mortgage secondary market.
12 U.S.C. 2279aa-9 SEC. 8.9. EXEMPTION FROM RESTRUCTURING AND BORROWERS RIGHTS      PROVISIONS FOR POOLED LOANS. —
(a) RESTRUCTURING. — Notwithstanding any other provision of law, sections 4.14, 4.14A, 4.14B, and 4.14D and 4.36 shall not apply to any loan included in a pool of qualified loans backing securities or obligations for which the Corporation provides guarantee. The loan servicing standards established by the Corporation shall be patterned after similar standards adopted by other federally sponsored secondary market facilities.
(b) BORROWERS RIGHTS. — At the time of application for a loan, originators that are Farm Credit System institutions shall give written notice to each applicant of the terms and conditions of the loan, setting forth separately terms and conditions for pooled loans and loans that are not pooled. This notice shall include a statement, if applicable, that the loan may be pooled and that, if pooled, sections 4.14, 4.14A, 4.14B, and 4.14D and 4.36 shall not apply. This notice also shall inform the applicant that he or she has the right not to have the loan pooled. Within 3 days from the time of commitment, an applicant has the right to refuse to allow the loan to be pooled, thereby retaining rights under sections 4.14, 4.14A, 4.14B, and 4.14D and 4.36, if applicable.
12 U.S.C. 2279aa-10 SEC. 8.10. FUNDING FOR GUARANTEE; RESERVES OF CORPORATION. —
(a) GUARANTEE. — The Corporation shall provide guarantees for securities representing interests in, or obligations backed by, pools of qualified loans through commitments issued by the Corporation providing for guarantees.
(b) GUARANTEE FEES. —
(1)  INITIAL FEE. — At the time a guarantee is issued by the Corporation, the Corporation shall assess the certified facility a fee of not more than 1/2 of 1 percent of the initial principal amount of each pool of qualified loans.
(2)  ANNUAL FEES. — Beginning in the second year after the date the guarantee is issued under paragraph (1), the Corporation may, at the end of each year, assess the certified facility an annual fee of not more than 1/2 of 1 percent of the principal amount of the loans then constituting the pool.
(3)  DETERMINATION OF AMOUNT. — The Corporation shall establish such fees on the amount of risk incurred by the Corporation in providing the guarantees with respect to which such fee is assessed, as determined by the Corporation. Fees assessed under paragraphs (1) and (2) shall be established on an actuarially sound basis.
Amended by Pub. L 104-316 Title I, §106 (f) (4) ANNUAL REVIEW BY GAO. — The Comptroller General of the United States may review, and submit to the Congress a report regarding, the actuarial soundness and reasonableness of the fees established by the Corporation under this subsection. —
(c) CORPORATION RESERVE AGAINST GUARANTEES LOSSES REQUIRED. —
(1)  IN GENERAL. — So much of the fees assessed under this section as the Board determines to be necessary shall be set aside by the Corporation in a segregated account as a reserve against losses arising out of the guarantee activities of the Corporation.
(2)  EXHAUSTION OF RESERVE REQUIRED. — The Corporation may not issue obligations to the Secretary of the Treasury under section 8.13 in order to meet the obligations of the Corporation with respect to any guarantees provided under this title until the reserve established under paragraph (1) has been exhausted.
(d) FEES TO COVER ADMINISTRATIVE COSTS AUTHORIZED. — The Corporation may impose charges or fees in reasonable amounts in connection with the administration of its activities under this title to recover its costs for performing such administration.

12 U.S.C. 2279aa-11 SEC. 8.11. SUPERVISION, EXAMINATION, AND REPORT OF CONDITION. —
(a) REGULATION. —
(1) AUTHORITY. — Notwithstanding any other provision of this Act, the Farm Credit Administration shall have the authority to provide, acting through the Office of Secondary Market Oversight —
(A)  for the examination of the Corporation and its affiliates; and
(B)  for the general supervision of the safe and sound performance of the powers, functions, and duties vested in the Corporation and its affiliates by this title, including through the use of the authorities granted to the Farm Credit Administration under —
(i)   part C of title V; and
(ii)  beginning 6 months after the date of enactment of this section, section 5.17(a)(9).
(2)  CONSIDERATIONS. — In exercising its authority pursuant to this section, the Farm Credit Administration shall consider —
(A)  the purposes for which the Corporation was created;
(B)  the practices appropriate to the conduct of secondary markets in agricultural loans; and
(C)  the reduced levels of risk associated with appropriately structured secondary market transactions.

            (3) OFFICE OF SECONDARY MARKET OVERSIGHT. —
(A)  Not later than 180 days after the date of enactment of this paragraph, the Farm Credit Administration Board shall establish within the Farm Credit Administration the Office of Secondary Market Oversight.
(B)  The Farm Credit Administration Board shall carry out the authority set forth in this section through the Office of Secondary Market Oversight.
(C)  The Office of Secondary Market Oversight shall be managed by a full-time Director who shall be selected by and report to the Farm Credit Administration Board.
(b)  EXAMINATIONS AND AUDITS. —
(1)  IN GENERAL. — The financial transactions of the Corporation shall be examined by examiners of the Farm Credit Administration in accordance with the principles and procedures applicable to commercial corporate transactions under such rules and regulations as may be prescribed by the Administration.
(2)  FREQUENCY. — The examinations shall occur at such times as the Farm Credit Administration Board may determine, but in no event less than once each year.
(3)  ACCESS. — The examiners shall —
(A)  have access to all books, accounts, financial records, reports, files, and all other papers, things, or property belonging to or in use by the Corporation and necessary to facilitate the audit; and
(B)  be afforded full access for verifying transactions with certified facilities and other entities with whom the Corporation conducts transactions.
(c)  ANNUAL REPORT OF CONDITION. — The Corporation shall make and publish an annual report of condition as prescribed by the Farm Credit Administration. Each report shall contain financial statements prepared in accordance with generally accepted accounting principles and contain such additional information as the Farm Credit Administration may by regulation prescribe. The financial statements of the Corporation shall be audited by an independent public accountant.
(d)  FCA ASSESSMENTS TO COVER COSTS. — The Farm Credit Administration shall assess the Corporation for the cost to the Administration of any regulatory activities conducted under this section, including the cost of any examination.
(e)  DEFINITION OF AFFILIATE. — As used in this title, the term "affiliate" shall mean an entity effectively controlled or owned by the Corporation, except that such term shall not include an originator (as defined in section 8.0).
(f)  The Farm Credit Administration Board shall ensure that —
(1)  the Office of Secondary Market Oversight has access to a sufficient number of qualified and trained employees to adequately supervise the secondary market activities of the Corporation; and
(2)  the supervision of the powers, functions, and duties of the Corporation is performed, to the extent practicable, by personnel who are not responsible for the supervision of the banks and associations of the Farm Credit System.
12 U.S.C. 2279aa-12 SEC. 8.12. SECURITIES IN CREDIT ENHANCED POOLS. —
(a)  FEDERAL LAWS. —

(1)  APPLICABILITY OF CERTAIN FEDERAL SECURITIES LAWS. — For purposes of section 3(a)(2) of the Securities Act of 1933, no security representing an interest in, or obligations backed by, a pool of qualified loans for which guarantees have been provided by the Corporation shall be deemed to be a security issued or guaranteed by a person controlled or supervised by, or acting as an instrumentality of, the Government of the United States. No such security shall be deemed to be a "government security" for purposes of the Securities Exchange Act of 1934 or for purposes of the Investment Company Act of 1940.
(2)  NO FULL FAITH AND CREDIT OF THE UNITED STATES. — Each security for which credit enhancement has been provided by the Corporation shall clearly indicate that the security is not an obligation of, and is not guaranteed as to principal or interest by, the Farm Credit Administration, the United States, or any other agency or instrumentality of the United States (other than the Corporation).
(b)  STATE SECURITIES LAWS. —
(1)  GENERAL EXEMPTION. — Any security or obligation that has been provided a guarantee by the Corporation shall be exempt from any law of any State with respect to or requiring registration or qualification of securities or real estate to the same extent as any obligation issued by, or guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States.
(2)  STATE OVERRIDE. — The provisions of paragraph (1) shall not be applicable to any State that, during the 8‑year period beginning on the date of the enactment of this title, enacts a law that —
(A)  specifically refers to this subsection; and
(B)  expressly provides that paragraph (1) shall not apply to the State.
(c)  AUTHORIZED INVESTMENTS. —
(1)  IN GENERAL. — Securities representing an interest in, or obligations backed by, pools of qualified loans with respect to which the Corporation has provided a guarantee shall be authorized investments of any person, trust, corporation, partnership, association, business trust, or business entity created pursuant to or existing under the laws of the United States or any State to the same extent that the person, trust, corporation, partnership, association, business trust, or business entity is authorized under any applicable law to purchase, hold, or invest in obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States. Such securities or obligations may be accepted as security for all fiduciary, trust, and public funds, the investment or deposits of which shall be under the authority and control of the United States or any State or any officers of either.
(2)  STATE LIMITATIONS ON PURCHASE, HOLDING, OR INVESTMENT. — If State law limits the purchase, holding, or investment in obligations issued by the United States by the person, trust, corporation, partnership, association, business trust, or business entity, securities or obligations of a certified facility issued on which the Corporation has provided a guarantee shall be considered to be obligations issued by the United States for purposes of the limitation.
(3)  NONAPPLICABILITY OF PROVISIONS. —
(A)  SUBSEQUENT STATE LAW. — Paragraphs (1) and (2) shall not apply with respect to a particular person, trust, corporation, partnership, association, business trust, or business entity, or class thereof, in any State that, prior to the expiration of the 8‑year period beginning on the date of the enactment of this title, enacts a law that specifically refers to this section and either prohibits or provides for a more limited authority to purchase, hold, or invest in the securities by any person, trust, corporation, partnership, association, business trust, or business entity, or class thereof, than is provided in paragraphs (1) and (2).
(B)  EFFECT OF SUBSEQUENT STATE LAW. — The enactment by any State of a law of the type described in subparagraph (A) shall not affect the validity of any contractual commitment to purchase, hold, or invest that was made prior to the effective date of the law and shall not require the sale or other disposition of any securities acquired prior to the effective date of the law.
(d) STATE USURY LAWS SUPERSEDED. — A provision of the Constitution or law of any State shall not apply to an agricultural loan made by an originator or a certified facility in accordance with this title for sale to the Corporation or to a certified facility for inclusion in a pool for which the Corporation has provided, or has committed to provide, a guarantee, if the loan, not later than 180 days after the date the loan was made, is sold to the Corporation or included in a pool for which the Corporation has provided a guarantee, if the provision —
  (1) limits the rate or amount of interest, discount points, finance charges, or other charges that may be charged, taken, received, or reserved by an agricultural lender or a certified facility; or
         (2)  limits or prohibits a prepayment penalty (either fixed or declining), yield maintenance, or make-whole payment that may be charged, taken, or received by an agricultural lender or a certified facility in connection with the full or partial payment of the principal amount due on a loan by a borrower in advance of the scheduled date for the payment under the terms of the loan, otherwise known as a prepayment of the loan principal.

12 U.S.C. 2279aa13 SEC. 8.13. AUTHORITY TO ISSUE OBLIGATIONS TO COVER GUARANTEE LOSSES OF CORPORATION. —
(a)  SALE OF OBLIGATIONS TO TREASURY. —
(1)  IN GENERAL. — Subject to the limitations contained in section 8.10(c) and the requirement of paragraph (2), the Corporation may issue obligations to the Secretary of the Treasury the proceeds of which may be used by the Corporation solely for the purpose of fulfilling the obligations of the Corporation under any guarantee provided by the Corporation under this title.
(2)  CERTIFICATION. — The Secretary of the Treasury may purchase obligations of the Corporation under paragraph (1) only if the Corporation certifies to the Secretary that
           (A)  the requirements of section 8.10(c) have been fulfilled; and
           (B) the proceeds of the sale of such obligations are needed to fulfill the obligations of the Corporation under any guarantee provided by the Corporation under this title.
(b) EXPEDITIOUS TRANSACTION REQUIRED. — Not later than 10 business days after receipt by the Secretary of the Treasury of any certification by the Corporation under subsection (a)(2) of this section, the Secretary of the Treasury shall purchase obligations issued by the Corporation in an amount determined by the Corporation to be sufficient to meet the guarantee liabilities of the Corporation.
(c) LIMITATION ON AMOUNT OF OUTSTANDING OBLIGATIONS. — The aggregate amount of obligations issued by the Corporation under subsection (a)(1) of this section which may be held by the Secretary of the Treasury at any time (as determined by the Secretary) shall not exceed $1,500,000,000.
(d) TERMS OF OBLIGATION. —
(1) INTEREST. — Each obligation purchased by the Secretary of the Treasury shall bear interest at a rate determined by the Secretary, taking into consideration the average rate on outstanding marketable obligations of the United States as of the last day of the last calendar month ending before the date of the purchase of such obligation.
(2)  REDEMPTION. — The Secretary of the Treasury shall require that such obligations be repurchased by the Corporation within a reasonable time.
(e)   COORDINATION WITH TITLE 31, UNITED STATES CODE. —
(1)  AUTHORITY TO USE PROCEEDS FROM SALE OF TREASURY SECURITIES. — For the purpose of purchasing obligations of the Corporation, the Secretary of the Treasury may use as a public debt transaction the proceeds from the sale by the Secretary of any securities issued under chapter 31, of title 31, United States Code, and the purposes for which securities may be issued under such chapter are extended to include such purchases.
(2)  TREATMENT OF TRANSACTIONS. — All purchases and sales by the Secretary of the Treasury of obligations issued by the Corporation under this section shall be treated as public debt transactions of the United States.
        (f) AUTHORIZATION OF APPROPRIATIONS. — There is authorized to be appropriated to the Secretary of the Treasury $1,500,000,000, without fiscal year limitation, to carry out the purposes of this title.

12 U.S.C. 2279aa-14 SEC. 8.14. FEDERAL JURISDICTION. —

Notwithstanding section 1349 of Title 28, United States Code, or any other provision of law:
(1)  The Corporation shall be considered an agency under sections 1345 and 1442 of such title.
(2)  All civil actions to which the Corporation is a party shall be deemed to arise under the laws of the United States and, to the extent applicable, shall be deemed to be governed by Federal common law. The district courts of the United States shall have original jurisdiction of all such actions, without regard to amount of value.
(3)  Any civil or other action, case, or controversy in a court of a State or any court, other than a district court of the United States, to which the Corporation is a party may at any time before trial be removed by the Corporation, without the giving of any bond or security —
(A)  to the District Court of the United States for the district and division embracing the place where the same is pending; or
(B)  if there is no such district court, to the District Court of the United States for the district in which the principal office of the Corporation is located, by following any procedure for removal for causes in effect at the time of such removal.
(4)  No attachment or execution shall be issued against the Corporation or any of the property of the Corporation before final judgment in any Federal, State, or other court.

         Subtitle B — Regulation of Financial Safety and Soundness of Federal Agricultural Mortgage Corporation

12 U.S.C. 2279bb SEC. 8.31. DEFINITIONS.

For purposes of this subtitle:
(1) COMPENSATION. — The term 'compensation' means any payment of money or the provision of any other thing of current or potential value in connection with employment.
(2) CORE CAPITAL. — The term 'core capital' means, with respect to the Corporation, the sum of the following (as determined in accordance with generally accepted accounting principles):
(A) The par value of outstanding common stock.
(B) The par value of outstanding preferred stock.
(C) Paid-in capital.
(D) Retained earnings.
(3) DIRECTOR. — The term 'Director' means the Director of the Office of Secondary Market Oversight of the Farm Credit Administration, selected under section 8.11(a)(3).
(4) OFFICE. — The term 'Office' means the Office of Secondary Market Oversight of the Farm Credit Administration, established in section 8.11(a).
(5) REGULATORY CAPITAL. — The term 'regulatory capital' means, with respect to the Corporation, the core capital of the Corporation plus an allowance for losses and guarantee claims, as determined in accordance with generally accepted accounting principles.
(6) STATE. — The term 'State' means the States of the United States, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, Guam, the Virgin Islands, American Samoa, the Trust Territory of the Pacific Islands, and any other territory or possession of the United States.
12 U.S.C. 2279bb -1 SEC. 8.32. RISK-BASED CAPITAL LEVELS.
(a)  RISK-BASED CAPITAL TEST. — The Director of the Office of Secondary Market Oversight shall, by regulation, establish a risk-based capital test under this section for the Corporation. When applied to the Corporation, the risk-based capital test shall determine the amount of regulatory capital for the Corporation that is sufficient for the Corporation to maintain positive capital during a 10-year period in which both of the following circumstances occur.
(1)  CREDIT RISK. —
(A)  IN GENERAL. — With respect to securities representing an interest in, or obligations backed by, a pool of qualified loans owned or guaranteed by the Corporation and other obligations of the Corporation, losses on the underlying qualified loans occur throughout the United States at a rate of default and severity (based on any measurements of default reasonably related to prevailing industry practice in determining capital adequacy) reasonably related to the rate and severity that occurred in contiguous areas of the United States containing an aggregate of not less than 5 percent of the total population of the United States that, for a period of not less than 2 years (as established by the Director), experienced the highest rates of default and severity of agricultural mortgage losses, in comparison with such rates of default and severity of agricultural mortgage losses in other such areas for any period of such duration, as determined by the Director.
(B)  RURAL UTILITY LOANS. — With respect to securities representing an interest in, or obligation backed by, a pool of qualified loans described in section 8.0(7)(C) owned or guaranteed by the Corporation, losses occur at a rate of default and severity reasonably related to risks in electric and telephone facility loans (as applicable), as determined by the Director.
(2)  INTEREST RATE RISK. — Interest rates on Treasury obligations of varying terms increase or decrease over the first 12 months of such 10-year period by not more than the lesser of (A) 50 percent (with respect to the average interest rates on such obligations during the 12-month period preceding the 10-year period), or (B) 600 basis points, and remain at such level for the remainder of the period. This paragraph may not be construed to require the Director to determine interest rate risk under this paragraph based on the interest rates for various long-term and short-term obligations all increasing or all decreasing concurrently.
(b)  CONSIDERATIONS. —
(1)  ESTABLISHMENT OF TEST. — In establishing the risk-based capital test under subsection (a) —
(A)  the Director shall take into account appropriate distinctions based on various types of agricultural mortgage products, varying terms of Treasury obligations, and any other factors the Director considers appropriate;
(B)  the Director shall conform loan data used in determining credit risk to the minimum geographic and commodity diversification standards applicable to pools of qualified loans eligible for guarantee;
(C)  the Director may take into account retained subordinated participating interests under section 8.6(b)(2) (as in effect before the date of the enactment of the Farm Credit System Reform Act of 1996);
(D)  the Director may take into account other methods or tests to determine credit risk developed by the Corporation before the date of the enactment of this section; and
(E)  the Director shall consider any other information submitted by the Corporation in writing during the 180-day period beginning on the date of the enactment of such Act.
(2)  REVISING TEST. — Upon the expiration of the 8-year period beginning on the date of the enactment of this section, the Director shall examine the risk-based capital test under subsection (a) and may revise the test. In making examinations and revisions under this paragraph, the Director shall take into account that, before the date of the enactment of this section, the Corporation has not issued guarantees for pools of qualified loans. To the extent that the revision of the risk-based capital test causes a change in the classification of the corporation within the enforcement levels established under section 8.35, the Director shall waive the applicability of any additional enforcement actions available because of such change for a reasonable period of time, to permit the Corporation to increase the amount of regulatory capital of the Corporation accordingly.
(c)  RISK-BASED CAPITAL LEVEL. — For purposes of this subtitle, the risk-based capital level for the Corporation shall be equal to the sum of the following amounts:
(1)  CREDIT AND INTEREST RATE RISK. — The amount of regulatory capital determined by applying the risk-based capital test under subsection (a) to the Corporation, adjusted to account for foreign exchange risk.
(2)  MANAGEMENT AND OPERATIONS RISK. — To provide for management and operations risk, 30 percent of the amount of regulatory capital determined by applying the risk-based capital test under subsection (a) to the Corporation.

(d)  SPECIFIED CONTENTS. —
(1) In General. — The regulations establishing the risk-based capital test under this section shall—
(A) be issued by the Director for public comment in the form of a notice of proposed rulemaking, to be first published after the expiration of the period referred to in subsection (a); and
(B) contain specific requirements, definitions, methods, variables, and parameters used under the risk-based capital test and in implementing the test (such as loan loss severity, float income, loan-to-value ratios, taxes, yield curve slopes, default experience, prepayment rates, and performance of pools of qualified loans).
(2) SPECIFICITY. — The regulations referred to in paragraph (1) shall be sufficiently specific to permit an individual other than the Director to apply the test in the same manner as the Director.
(e)  AVAILABILITY OF MODEL. — The Director shall make copies of the statistical model or models used to implement the risk-based capital test under this section available for public acquisition and may charge a reasonable fee for such copies.
12 U.S.C. 2279bb –2 SEC. 8.33. MINIMUM CAPITAL LEVEL.
        (a) IN GENERAL. — Except as provided in subsection (b), for purposes of this subtitle, the minimum capital level for the Corporation shall be an amount of core capital equal to the sum of —
(1)  2.75 percent of the aggregate on-balance sheet assets of the Corporation, as determined in accordance with generally accepted accounting principles; and
(2)  0.75 percent of the aggregate off-balance sheet obligations of the Corporation, which, for the purposes of this subtitle, shall include —
(A)  the unpaid principal balance of outstanding securities that are guaranteed by the Corporation and backed by pools of qualified loans;
(B) instruments that are issued or guaranteed by the Corporation and are substantially equivalent to instruments described in subparagraph (A); and
(C) other off-balance sheet obligations of the Corporation.
(b) TRANSITION PERIOD. —
(1) IN GENERAL.— For purposes of this subtitle, the minimum capital level for the Corporation —
(A) prior to January 1, 1997, shall be the amount of core capital equal to the sum of—
(i)  0.45 percent of the aggregate off-balance sheet obligations of the Corporation;
(ii) 0.45 percent of designated on-balance sheet assets of the Corporation, as determined under paragraph (2); and
(iii) 2.50 percent of on-balance sheet assets of the Corporation other than assets designated under paragraph (2);
(B) during the 1-year period ending December 31, 1997, shall be the amount of core capital equal to the sum of —

(i) 0.55 percent of aggregate off-balance sheet obligations of the Corporation;
(ii)  1.20 percent of designated on-balance sheet assets of the Corporation, as determined under paragraph (2); and
(iii)  2.55 percent of on-balance sheet assets of the Corporation other than assets designated under paragraph (2);
(C) during the 1-year period ending December 31, 1998, shall be the amount of core capital equal to —
(i)  if the Corporation’s core capital is not less than $25,000,000 on January 1, 1998, the sum of —
(I)  0.65 percent of aggregate off-balance sheet obligations of the Corporation;
(II)  1.95 percent of designated on-balance sheet assets of the Corporation, as determined under paragraph (2); and
(III)  2.65 percent of on-balance sheet assets of the Corporation other than assets designated under paragraph (2); or
(ii)  if the Corporation’s core capital is less than $25,000,000 on January 1, 1998, the amount determined under subsection (a); and
(D)  on and after January 1, 1999, shall be the amount determined under subsection (a).
(2) DESIGNATED ON-BALANCE SHEET ASSETS.— For purposes of this subsection, the designated on-balance sheet assets of the Corporation shall be —
(A) the aggregate on-balance sheet assets of the Corporation acquired under section 8.6(d); and
(B) the aggregate amount of qualified loans purchased and held by the Corporation under section 8.3(c)(13).
12 U.S.C. 2279bb –3   SEC. 8.34. CRITICAL CAPITAL LEVEL.
        For purposes of this subtitle, the critical capital level for the Corporation shall be an amount of core capital equal to 50 percent of the total minimum capital amount determined under section 8.33.
12 U.S.C. 2279bb-4 SEC. 8.35. ENFORCEMENT LEVELS.
(a)  IN GENERAL. — The Director shall classify the Corporation, for purposes of this subtitle, according to the following enforcement levels:
(1)  LEVEL I. — The Corporation shall be classified as within level I if the Corporation —
(A)  maintains an amount of regulatory capital that is equal to or exceeds the risk-based capital level established under section 8.32; and
(B)  equals or exceeds the minimum capital level established under section 8.33.
(2)  LEVEL II. — The Corporation shall be classified as within level II if —
(A)  the Corporation —
(i)  maintains an amount of regulatory capital that is less than the risk-based capital level; and

(ii)  equals or exceeds the minimum capital level; or
(B)  the Corporation is otherwise classified as within level II under subsection (b) of this section.
(3)  LEVEL III. — The Corporation shall be classified as within level III if —
(A)  the Corporation —
(i)  does not equal or exceed the minimum capital level; and
(ii)  equals or exceeds the critical capital level established under section 8.34; or
(B)  the Corporation is otherwise classified as within level III under subsection (b) of this section.
(4)  LEVEL IV. — The Corporation shall be classified as within level IV if the Corporation —
(A)  does not equal or exceed the critical capital level; or
(B)  is otherwise classified as within level IV under subsection (b) of this section.
(b)  DISCRETIONARY CLASSIFICATION. — If at any time the Director determines in writing (and provides written notification to the Corporation and the Farm Credit Administration) that the Corporation is taking any action not approved by the Director that could result in a rapid depletion of core capital or that the value of the property subject to mortgages securitized by the Corporation or property underlying securities guaranteed by the Corporation, has decreased significantly, the Director may classify the Corporation —
(1)  as within level II, if the Corporation is otherwise within level I;
(2)  as within level III, if the Corporation is otherwise within level II; or
(3)  as within level IV, if the Corporation is otherwise within level III.
(c)  QUARTERLY DETERMINATION. — The Director shall determine the classification of the Corporation for purposes of this subtitle on not less than a quarterly basis (and as appropriate under subsection (b)). The first such determination shall be made for the quarter ending March 31, 1992.
(d)  NOTICE. — Upon determining under subsection (b) or (c) that the Corporation is within level II or III, the Director shall provide written notice to the Congress and to the Corporation —
(1)  that the Corporation is within such level;
(2)  that the Corporation is subject to the provisions of section 8.36 or 8.37, as applicable; and
(3)  stating the reasons for the classification of the Corporation within such level.

12 U.S.C. 2279bb –5  SEC. 8.36. MANDATORY ACTIONS APPLICABLE TO LEVEL II.
(a) CAPITAL RESTORATION PLAN. — If the Corporation is classified as within level II, the Corporation shall, within the time period determined by the Director, submit to the Director a capital restoration plan and, after approval, carry out the plan.
(b) RESTRICTION OF DIVIDENDS. — If the Corporation is classified as within level II, the Corporation may not make any payment of dividends that would result in the Corporation being reclassified as within level III or IV.
(c) RECLASSIFICATION FROM LEVEL II TO LEVEL III. — The Director shall immediately reclassify the Corporation as within level III (and the Corporation shall be subject to the provisions of section 8.37), if —
(1)  the Corporation is within level II; and
(2)  (A) the Corporation does not submit a capital restoration plan that is approved by the Director; or
          (B) the Director determines that the Corporation has failed to make, in good faith, reasonable efforts necessary to comply with such a capital restoration plan and fulfill the schedule for the plan approved by the Director.
        (d) EFFECTIVE DATE. — This section shall take effect upon the expiration of the 30-month period beginning on the date of the enactment of this section.
12 U.S.C. 2279bb –6  SEC. 8.37. SUPERVISORY ACTIONS APPLICABLE TO LEVEL III.
(a) MANDATORY SUPERVISORY ACTIONS. —
(1)  CAPITAL RESTORATION PLAN. — If the Corporation is classified as within level III, the Corporation shall, within the time period determined by the Director, submit to the Director a capital restoration plan and, after approval, carry out the plan.
(2)  RESTRICTIONS ON DIVIDENDS. —
(A)  PRIOR APPROVAL. — If the Corporation is classified as within level III, the Corporation —
(i)  may not make any payment of dividends that would result in the Corporation being reclassified as within level IV; and
(ii)  may make any other payment of dividends only if the Director approves the payment before the payment.
(B)  STANDARD FOR APPROVAL. — If the Corporation is classified as within level III, the Director may approve a payment of dividends by the Corporation only if the Director determines that the payment (i) will enhance the ability of the Corporation to meet the risk-based capital level and the minimum capital level promptly, (ii) will contribute to the long-term safety and soundness of the Corporation, or (iii) is otherwise in the public interest.
(3)  RECLASSIFICATION FROM LEVEL III TO LEVEL IV. — The Director shall immediately reclassify the Corporation as within level IV if —
(A)  the Corporation is classified as within level III; and
(B)  (i) the Corporation does not submit a capital restoration plan that is approved by the Director; or
           (ii) the Director determines that the Corporation has failed to make, in good faith, reasonable efforts necessary to comply with such a capital restoration plan and fulfill the schedule for the plan approved by the Director.
(b) DISCRETIONARY SUPERVISORY ACTIONS. — In addition to any other actions taken by the Director (including actions under subsection (a)), the Director may, at any time, take any of the following actions if the Corporation is classified as within level III;
(1) LIMITATION ON INCREASE IN OBLIGATIONS. — Limit any increase in, or order the reduction of, any obligations of the Corporation, including off-balance sheet obligations.
(2) LIMITATION ON GROWTH. — Limit or prohibit the growth of the assets of the Corporation or require contraction of the assets of the Corporation.
(3) PROHIBITION ON DIVIDENDS. — Prohibit the Corporation from making any payment of dividends.
(4)  ACQUISITION OF NEW CAPITAL. — Require the Corporation to acquire new capital in any form and in any amount sufficient to provide for the reclassification of the Corporation as within level II.
(5)  RESTRICTION OF ACTIVITIES. — Require the Corporation to terminate, reduce, or modify any activity that the Director determines creates excessive risk to the Corporation.
(6)  CONSERVATORSHIP. — Appoint a conservator for the Corporation consistent with this Act.
(c) EFFECTIVE DATE. — This section shall take effect on January 1, 1992.
12 U.S.C. 2279bb –7  SEC. 8.38 [REPEALED]
        12 U.S.C. 2279cc  SEC. 8.41. CONSERVATORSHIP; LIQUIDATION; RECEIVERSHIP.
(a) VOLUNTARY LIQUIDATION.— The Corporation may voluntarily liquidate only with the consent of, and in accordance with a plan of liquidation approved by, the Farm Credit Administration Board.
(b) INVOLUNTARY LIQUIDATION.—
(1) IN GENERAL.— The Farm Credit Administration Board may appoint a conservator or receiver for the Corporation under the circumstances specified in section 4.12(b).
(2) APPLICATION.— In applying section 4.12(b) to the Corporation under paragraph (1)—
(A) the Corporation shall also be considered insolvent if the Corporation is unable to pay its debts as they fall due in the ordinary course of business;
(B) a conservator may also be appointed for the Corporation if the authority of the Corporation to purchase qualified loans for issue or guarantee loan-backed securities is suspended; and
(C) a receiver may also be appointed for the Corporation if—
(i)(I)  the authority of the Corporation to purchase qualified loans or issue or guarantee loan-backed securities is suspended; or
        (II)  the Corporation is classified under section 8.35 as within level III or IV and the alternative actions available under subtitle B are not satisfactory; and

(ii)  the Farm Credit Administration determines that the appointment of a conservator would not be appropriate.
(3) NO EFFECT ON SUPERVISORY ACTIONS.— The grounds for appointment of a conservator for the Corporation under this subsection shall be in addition to those in section 8.37.
(c) APPOINTMENT OF A CONSERVATOR OR RECEIVER.—
        (1) QUALIFICATIONS.— Notwithstanding section 4.12(b), if a conservator or receiver is appointed for the Corporation, the conservator or receiver shall be—
(A) The Farm Credit Administration or any other governmental entity or employee, including the Farm Credit System Insurance Corporation; or
         (B) Any person that—
(i)  has no claim against, or financial interest in, the Corporation or other basis for a conflict of interest as the conservator or receiver; and
(ii) has the financial and management expertise necessary to direct the operations and affairs of the Corporation and, if necessary, to liquidate the Corporation.
         (2) COMPENSATION.—
        (A) IN GENERAL.— A conservator or receiver for Corporation and professional personnel (other than a Federal employee) employed to represent or assist the conservator or receiver may be compensated for activities conducted as, or for, a conservator or receiver.
        (B) LIMIT ON COMPENSATION.— Compensation may not be provided in amounts greater than the compensation paid to employees of the Federal Government for similar services, except that the Farm Credit Administration may provide compensation at higher rates that are not in excess of rates prevailing in the private sector if the Farm Credit Administration determines that compensation at higher rates is necessary in order to recruit and retain competent personnel.
        (C) CONTRACTUAL ARRANGEMENTS.— The conservator or receiver may contract with any governmental entity, including the Farm Credit System Insurance Corporation, to make personnel, services, and facilities of the entity available to the conservator or receiver on such terms and compensation arrangements as shall be mutually agreed, and each entity may provide the same to the conservator or receiver.
(3) EXPENSES.— A valid claim for expenses of the conservatorship or receivership (including compensation under paragraph (2)) and a valid claim with respect to a loan made under subsection (f) shall—
         (A) be paid by the conservator or receiver from funds  of the Corporation before any other valid claim against the  Corporation; and
         (B)  may be secured by a lien, on such property of the  Corporation as the conservator or receiver may determine, that  shall have priority over any other liens.
(4) LIABILITY.— If the conservator or receiver for the Corporation is not a Federal entity, or an officer or employee for the Federal Government, the conservator or receiver shall not be personally liable for damages in tort or otherwise for an act or omission performed pursuant to and in the course of the conservatorship or receivership, unless the act or omission constitutes gross negligence or any form of intentional tortuous conduct or criminal conduct.
(5) INDEMNIFICATION.— The Farm Credit Administration may allow indemnification of the conservator or receiver from the asset of the conservatorship or receivership on such terms as the Farm Credit Administration considers appropriate.
(d) JUDICIAL REVIEW OF APPOINTMENT.—
        (1) IN GENERAL.— Notwithstanding subsection (i)(1), not later than 30 days after a conservator or receiver is appointed under subsection (b), the Corporation may bring an action in the United States District court for the District of Columbia for an order requiring the Farm Credit Administration Board to remove the conservator or receiver. The court shall, on the merits,  dismiss the action or direct the Farm Credit Administration Board to remove the conservator or receiver.
        (2) STAY OF OTHER ACTIONS.— On the commencement of an action under paragraph (1), any court having jurisdiction of any other action or enforcement proceeding authorized under this Act to which the Corporation is party shall stay the action or proceeding during the pendency of the action for removal of the conservator or receiver.
(e) GENERAL POWERS OF CONSERVATOR OR RECEIVER.— The conservator or receiver for the Corporation shall have such powers to conduct the conservatorship or receivership as shall be provided pursuant to regulations adopted by the Farm Credit Administration Board. Such powers shall be comparable to the powers available to a conservator or receiver appointed pursuant section 4.12(b).
(f) BORROWINGS FOR WORKING CAPITAL.—
        (1) IN GENERAL.— If the conservator or receiver of the Corporation determines that it is likely that there will be insufficient funds to pay the ongoing administrative expenses of the conservatorship or receivership or that there will be insufficient liquidity to fund maturing obligations of the conservatorship or receivership, the conservator or receiver may borrow funds in such amounts, from such sources, and at such rates of interest as the conservator or receiver considers necessary or appropriate to meet the administrative expenses or liquidity needs of the conservatorship or receivership.
        (2) WORKING CAPITAL FROM FARM CREDIT BANKS.— A Farm Credit bank may loan funds to the conservator or receiver for a loan authorized under paragraph (1) or, in the event of receivership, a Farm Credit bank may purchase assets of the Corporation.
(g) AGREEMENTS AGAINST INTERESTS OF CONSERVATOR OR RECEIVER.— No agreement that tends to diminish or defeat the right, title, or interest of the conservator or receiver for the Corporation in any asset acquired by the conservator or receiver as conservator or receiver for the Corporation shall be valid against the conservator or receiver unless the agreement—
        (1) is in writing;
        (2) is executed by the Corporation and any person claiming an adverse interest under the agreement, including the obligor, contemporaneously with the acquisition of the asset by the Corporation;
        (3) is approved by the Board or an appropriate committee of the Board, which approval shall be reflected in the minutes of the Board or committee; and
        (4) has been, continuously, from the time of the agreement's execution, an official record of the Corporation.
(h) REPORT TO THE CONGRESS.— On a determination by the receiver for the Corporation that there are insufficient assets of the receivership to pay all valid claims against the receivership, the receiver shall submit to the Secretary of the Treasury, the Committee on Agriculture of the House of Representatives, and the Committee on

Agriculture, Nutrition, and Forestry of the Senate a report on the financial condition of the receivership.
(i) TERMINATION OF AUTHORITIES.—
        (1) CORPORATION.— The charter of the Corporation shall be canceled and the authority provided to the Corporation by this title shall terminate, on such date as the Farm Credit Administration Board determines is appropriate following the placement of the Corporation in receivership, but not later than the conclusion of the receivership and discharge of the receiver.
        (2) OVERSIGHT.— The Office of Secondary Market Oversight established under section 8.11 shall be abolished, and section 8.11(a) and subtitle B shall have no force or effect, on such date as the Farm Credit Administration Board determines is appropriate following the placement of the Corporation in receivership, but not later than the conclusion of the receivership and discharge of the receiver.